SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 23, 2011

Evetsco, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53271	84-1466135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 South Alvey Drive, Mapleton, UT	84664
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(801) 489-4802

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01                Entry into a Material Definitive Agreement.

On September 23, 2011, Evetsco, Inc. (the “Company”) issued a $2,000.00 unsecured promissory demand note to GM/CM Family Partners LTD, a 5% shareholder of the Company. The Company also issued a $2,000.00 unsecured promissory demand note to Joseph Nemelka, the President, a director and principal shareholder of the Company. Each unsecured promissory demand note bears interest at 5% per annum commencing on September 15, 2011, and is due and payable on demand.  If demand is not made on or before December 31, 2012, each promissory note shall be due and payable without further demand 30 days thereafter. Upon the occurrence of any event of default, the holder of the note may declare the unpaid principal amount of the note and interest thereon immediately due and payable. Events of default shall include default in repayment of the note, voluntary bankruptcy or reorganization of the Company, or resignation or replacement of the entire Board of Directors as constituted on September 23, 2011.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosure under Item 1.01 of this report, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evetsco, Inc.

Date: September 26, 2011	By:	/s/ Joseph Nemelka
Joseph Nemelka, President